EXECUTION VERSION 736993534 19632855 AMENDMENT NO. 1 TO MASTER RECEIVABLES PURCHASE AGREEMENT This AMENDMENT NO. 1 to the MASTER RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of June 19, 2020, by and among HANESBRANDS INC., a Maryland corporation (“Hanes”), KNIGHTS APPAREL LLC, a Delaware limited liability company, GFSI LLC, a Delaware limited liability company, CC PRODUCTS LLC, a Delaware limited liability company, ALTERNATIVE APPAREL, INC., a Delaware corporation, as sellers (each, in such capacity, a “Seller” and collectively, the “Sellers”), and as servicers (each, in such capacity, a “Servicer” and collectively, the “Servicers”), and MUFG BANK, LTD., as buyer (the “Buyer”). W I T N E S S E T H: WHEREAS, the Sellers, the Servicers and the Buyer have heretofore entered into the Master Receivables Purchase Agreement, dated as of December 11, 2019 (as amended, restated, supplemented, assigned or otherwise modified from time to time, the “Receivables Purchase Agreement”); and WHEREAS, the parties hereto seek to modify the Receivables Purchase Agreement upon the terms hereof to, among other things, (i) remove Kohl’s Corporation as an Account Debtor (the “Terminated Account Debtor”) and (ii) add Amazon.com, Inc. and Walmart, Inc. as Account Debtors. NOW, THEREFORE, in exchange for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged and confirmed), the parties hereto agree as follows: A G R E E M E N T: 1. Definitions. Unless otherwise defined or provided herein, capitalized terms used herein have the meanings attributed thereto in (or by reference in) the Receivables Purchase Agreement. 2. Amendment to Receivables Purchase Agreement. The Receivables Purchase Agreement is amended to incorporate the changes shown on the marked pages of the Receivables Purchase Agreement attached hereto as Exhibit A. 3. Conditions to Effectiveness. This Amendment shall be effective subject to the satisfaction of the following conditions, each to the satisfaction of the Buyer in its reasonable discretion and, as to any agreement, document or instrument specified below, each in form and substance satisfactory to the Buyer in its reasonable discretion: (a) the Buyer shall have received an executed counterpart of this Amendment by each of the other parties hereto; (b) a certificate of the Secretary or Assistant Secretary of Hanes certifying attached copies of board resolutions evidencing necessary corporate action to be taken by such Person with respect to this Amendment; (c) evidence of filing of proper financing statement amendments (Form UCC-3) and any other relevant filings necessary to evidence the release of all security interests, ownership and other rights of any Person previously granted by any Seller in the Proposed Receivables to the extent evidenced by the UCC-1 filings set forth on Exhibit B hereto; and (d) proof of payment of an upfront fee to the Buyer in the amount of $27,500 and all reasonable attorneys’ fees and disbursements incurred by the Buyer in connection with this Amendment. 4. Certain Representations, Warranties and Covenants. Each Seller and Servicer hereby represents and warrants to the Buyer, as of the date hereof, that: 736993534 19632855 Amendment No. 1 (MUFG/Hanes) (a) each of the representations and warranties made by each Seller, Servicer and any Performance Guarantor in the Receivables Purchase Agreement and each of the other Transaction Documents is true and correct in all material respects as of the date hereof or, in the case of any representation or warranty that speaks as to a particular date or period, as of that particular date or period; (b) the execution and delivery by each Seller and Servicer of this Amendment and the performance by each Seller, Servicer and any Performance Guarantor of each Transaction Document to which it is party and each other document to be delivered by it thereunder, (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene, violate or breach (1) its charter or by-laws, (2) any Applicable Law, (3) any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which such Seller, Servicer or Performance Guarantor is a party or by which it or any of its respective property is bound, or (4) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property and (iv) do not result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, credit agreement, loan agreement, agreement, mortgage, deed of trust or other agreement or instrument, other than this Agreement and the other Transaction Documents, except in the case of clauses (iii)(2), (3) and (4) and (iv), where such contravention, violation or breach, or creation or imposition, could not reasonably be expected to result in a Material Adverse Change; (c) this Amendment has been duly executed and delivered by each Seller, Servicer and the Performance Guarantor; (d) this Amendment constitutes the legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws relating to the enforcement of creditors’ rights generally and general principles of equity (regardless of whether enforcement is sought at equity or law); and (e) no Servicer Termination Event has occurred and is continuing, or would occur as a result of this Amendment or the transactions contemplated hereby. 5. Reference to, and Effect on, the Receivables Purchase Agreement and the Transaction Documents. (a) The Receivables Purchase Agreement (as specifically amended herein) and the other Transaction Documents shall remain in full force and effect and the Receivables Purchase Agreement and such other Transaction Documents are hereby ratified and confirmed in all respects by each of the parties hereto. (b) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Buyer, nor constitute a waiver of any provision of, the Receivables Purchase Agreement or any other Transaction Document. The Receivables Purchase Agreement shall continue to govern any outstanding Purchased Receivables owing by the Terminated Account Debtor notwithstanding its removal as an Account Debtor thereunder going forward. (c) After this Amendment becomes effective, all references in the Receivables Purchase Agreement or in any other Transaction Document to “the Receivables Purchase Agreement,” “this Agreement,” “hereof,” “herein” or words of similar effect, in each case referring to the Receivables Purchase Agreement, shall be deemed to be references to the Receivables Purchase Agreement as amended by this Amendment. 6. Further Assurances. Each Seller and Servicer agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that the Buyer may reasonably request in order to perfect, protect or more fully evidence or implement the transactions contemplated hereby.

736993534 19632855 Amendment No. 1 (MUFG/Hanes) 7. Costs and Expenses. Each Seller and Servicer agrees to pay, jointly and severally, on demand all actual and reasonable costs and expenses (including reasonable attorneys’ fees and expenses) the Buyer incurs in connection with the preparation, negotiation, documentation and delivery of this Amendment. 8. Transaction Document. This Amendment is a Transaction Document. 9. Successors and Assigns. This Amendment shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties. 10. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by electronic mail attachment in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Amendment. 11. Governing Law. THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF). 12. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment or are given any substantive effect. 13. Severability. Any provisions of this Amendment that are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. 14. Performance Guaranty Ratification. After giving effect to this Amendment and the transactions contemplated by this Amendment, all of the provisions of that certain Performance Guaranty, dated as of December 11, 2019 (as amended, restated, supplemented, assigned or otherwise modified from time to time, the “Performance Guaranty”), made by Hanes in favor of the Buyer shall remain in full force and effect, and Hanes hereby ratifies and affirms the Performance Guaranty and acknowledges that the Performance Guaranty has continued and shall continue in full force and effect in accordance with its terms. [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

Exhibit A 736993534 19632855 EXHIBIT A (Attached) EXECUTION VERSIONEXHIBIT A to Amendment No. 1, dated as of June 19, 2020 MASTER RECEIVABLES PURCHASE AGREEMENT among HANESBRANDS INC., KNIGHTS APPAREL LLC, GFSI LLC, CC PRODUCTS LLC and ALTERNATIVE APPAREL, INC., as Sellers and Servicers, THE OTHER SELLERS AND SERVICERS FROM TIME TO TIME PARTY HERETO and MUFG BANK, LTD., as Buyer Dated as of December 11, 2019 734109631 19632855

the Buyer has received a Purchase Request via the MUFG Platform (or, if(i) applicable, in physical form in substantially the form of Schedule I attached hereto) with respect to the Proposed Receivables at least two (2) Business Days (or such shorter amount of time that Buyer may agree to, in its sole discretion, with respect to any Purchase Request) prior to the applicable Purchase Date, together with any such additional supporting documentation that the Buyer may have reasonably requested; the Buyer has accepted such Purchase Request and notified the applicable(ii) Sellers thereof (either via the MUFG Platform or otherwise); each of the representations and warranties made by each Seller, Servicer and any(iii) Performance Guarantor in this Agreement and each of the other Transaction Documents is true and correct in all material respects as of such Purchase Date or, in the case of any representation or warranty that speaks as to a particular date or period, as of that particular date or period; each Proposed Receivable described in such Purchase Request is an Eligible(iv) Receivable; and immediately following the sale and purchase of the Proposed Receivables set(v) forth in the related Purchase Request, (A) the Outstanding Purchase Amount will not exceed the Maximum Outstanding Purchase Amount and (B) the Outstanding Purchase Amount with respect to the Purchased Receivables payable by any Account Debtor will not exceed such Account Debtor’s Purchase Sublimit; if (A) such Purchase Date is on prior to the Post-Closing Date, (B) the applicable(vi) Seller of any such Proposed Receivable is Hanes or Knights and (C) the applicable Account Debtor is Walmart Inc. or any Affiliate thereof, either (x) an intercreditor agreement, in form and substance reasonably satisfactory to the Buyer, has been entered into by and between the Buyer and Wells Fargo Bank, National Association and is in full force and effect or (y) the applicable Subject Financing Statement has been terminated; and if (A) such Purchase Date is on or after the Post-Closing Date, (B) the applicable(vii) Seller of any such Proposed Receivable is Hanes or Knights and (C) the applicable Account Debtor is Walmart Inc. or any Affiliate thereof, the applicable Subject Financing Statement has been terminated. Each Purchase Request submitted by any Seller shall constitute a representation and warranty that each of the conditions outlined in this Section 1(d) has been satisfied. Purchase Price. The purchase price for each Purchased Receivable purchased on any(e) Purchase Date shall equal (i) the Net Invoice Amount of such Purchased Receivable, minus (ii) the Discount (such amount herein referred to as the “Purchase Price”). The Buyer shall pay the Purchase Price minus the Dilution Reserve applicable to such Purchased Receivable (the “Funded Amount”) with respect to each Purchased Receivable by depositing such Funded Amount thereof into the Sellers’ Account in immediately available funds denominated in Dollars on the applicable Purchase Date. For avoidance of doubt and not in limitation of any other provision of this Agreement, it is understood and agreed that the Dilution Reserve is the property of the Seller and represents part of the Purchase Price of the related Purchased Receivable, payable either as of the Settlement Date for a Purchased Receivable or in connection with the offset by Buyer of any obligations of the Sellers against such reserve as provided in Section 4(c) herein. True Sale; No Recourse. Except as otherwise provided in this Agreement, each purchase(f) of the Purchased Receivables is made without recourse to any Seller and no Seller shall have liability to the Buyer for the failure of any Account Debtor to pay any Purchased Receivable when it is due and payable under the terms applicable thereto. The Buyer and each Seller have structured the transactions contemplated by this Agreement as an absolute and irrevocable sale, and the Buyer and each Seller agree to treat each such transaction as a “true sale” for all purposes under Applicable Law and accounting principles, including, without limitation, in their respective books, records, computer files, tax returns (federal, state and local), regulatory and governmental filings (and shall reflect such sale in their respective financial statements). Each Seller will advise all Persons inquiring about the 2 734109631 19632855 the relevant maturities for purposes of determining the appropriate Account Debtor Discount Rates applicable to the Proposed Receivables included on any Purchase Request (whether by reason of circumstances affecting the London interbank Eurodollar market or otherwise) or adequate and reasonable means do not exist for ascertaining the LIBO Rate or the LIBO Rate does not adequately and fairly reflect the cost to the Buyer of funding a Purchase Request, then the Buyer shall give the Sellers prompt notice thereof, and so long as such condition remains in effect, (i) no Purchase Request shall be funded using the LIBO Rate as a component of the Discount and (ii) all outstanding and future Purchase Requests shall be funded using a Discount that is calculated based on the Prime Rate plus a margin, which margin shall have the effect of approximating the return to the Buyer that was expected prior to the existence of such condition. If (i) the foregoing unavailability or inadequacy with respect to the LIBO Rate is not of a temporary nature or (ii) the Buyer determines that (A) the administrator of the LIBO Rate or a Governmental Authority having jurisdiction over such administrator or the Buyer (or any other Person on behalf of such administrator or Governmental Authority) has made or published a public statement announcing that (1) the administrator of the LIBO Rate has ceased or will cease to provide the LIBO Rate, permanently or indefinitely (provided that, at the time of such statement or publication, no successor administrator will continue to provide the LIBO Rate), or (2) the LIBO Rate is no longer representative or (B) non-recourse and limited recourse accounts receivable purchase facilities that include similar language to that contained in this Section 1(e) are being executed or amended to incorporate or adopt a new benchmark interest rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein) to replace the LIBO Rate, then the Buyer and the Sellers shall negotiate in good faith with a view to agreeing upon another mutually acceptable benchmark interest rate (including any mathematical or other adjustments to such benchmark) for the Purchase Requests and such other related changes to this Agreement as may be applicable. For the avoidance of doubt, if such alternate benchmark interest rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Each determination by the Buyer shall be conclusive absent manifest error. The parties hereto understand and acknowledge that it is uncertain whether the LIBO Rate will continue to be produced and published after the end of 2021. The Buyer does not warrant or accept any responsibility for, and shall not have any liability to the Sellers under this Agreement or otherwise for, any loss, damage or claim arising from or relating to the administration or submission of, or any other matter related to, the LIBO Rate or any alternative, successor or replacement reference rate to or for the LIBO Rate (such alternative, successor or replacement reference rate being collectively referred to herein as the “Replacement Rate”), including any loss, damage or claim arising from or relating to (i) whether the composition or characteristics of such Replacement Rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the LIBO Rate prior to its discontinuance or unavailability, (ii) the effect any conforming changes made to this Agreement or the other Transaction Documents to implement such Replacement Rate may have or (iii) any mismatch between the Replacement Rate and any Seller’s other financial instruments (including potentially those that are intended as hedges). Calculation of Interest. All interest amounts calculated on a per annum basis hereunder(f) are calculated on the basis of a year of three hundred and sixty (360) days. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY(g) WAIVES ANY RIGHT THAT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. CONSENT TO JURISDICTION. EACH PARTY HERETO HEREBY(h) ACKNOWLEDGES AND AGREES THAT IT IRREVOCABLY (i) SUBMITS TO THE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY NEW YORK STATE COURT, IN EITHER CASE SITTING IN NEW YORK CITY, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OTHER TRANSACTION DOCUMENT, (ii) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED ONLY IN SUCH NEW YORK STATE OR FEDERAL COURT AND NOT IN ANY OTHER COURT, AND (iii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. 11 734109631 19632855

ACCOUNT DEBTOR NAME ACCOUNT DEBTOR PURCHASE SUBLIMIT ACCOUNT DEBTOR DISCOUNT RATE DILUTION RESERVE PERCENTAGE ACCOUNT DEBTOR BUFFER PERIOD MAXIMUM TENOR Kohl’s CorporationAmazo n.com, Inc. Walmart, Inc. $95,000,00050,000, 000 $100,000,000 LIBO Rate + 0.851.10% LIBO Rate + 1.10% 0% 0% 154 days 12 days Ninety (90) days Ninety (90) days Schedule II Account Debtors Schedule II- 1 734109631 19632855 “Final Collection Date” means the date following the termination of this Agreement on which the Buyer has received (i) all Collections owing on the Purchased Receivables and (ii) all payments, if any, required to be paid by any Seller or Servicer under this Agreement or any other Transaction Document, including with respect to Repurchase Events and Indemnified Amounts. “GAAP” means generally accepted accounting principles in the United States of America, applied on a consistent basis as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board or the rules and regulations of the U.S. Securities and Exchange Commission and/or their respective successors and that are applied in the circumstances as of the date in question. “Governmental Authority” means any government or political subdivision or any agency, authority, bureau, regulatory body, central bank, commission, department or instrumentality of any such government or political subdivision, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not part of a government) that is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic. “Indemnified Amounts” has the meaning set forth in Section 4(i) hereof. “Indemnified Person” has the meaning set forth in Section 4(i) hereof. “Interpolated Rate” means, with respect to any Discount Period, at any time, the rate per annum (rounded to the same number of decimal places as the LIBO Rate) determined by the Buyer (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Rate for the longest period for which the LIBO Rate is available that is shorter than the applicable Discount Period; and (b) the LIBO Rate for the shortest period for which the LIBO Rate is available that exceeds the applicable Discount Period, in each case, at such time. “Insolvency Event” shall mean (i) with respect to an Account Debtor, the inability of such Account Debtor to pay any amount owed when due in respect of a Purchased Receivable as a result of the bankruptcy, insolvency or other financial inability of such Account Debtor to make such payment and (ii) with respect to any Person (including an Account Debtor), such Person shall fail to pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Person seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Applicable Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of thirty (30) days (or, when used with respect to any Seller, Servicer or the Performance Guarantor), forty-five (45) days), or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or such Person shall take any action to authorize any of the actions set forth above in this clause (ii). “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time. “Hanes Subject Financing Statement” means the financing statement with file number 0000000181385670 filed by Wells Fargo Bank, National Association (as successor to Wachovia Bank, National Association) with the Department of Assessments and Taxation of the State of Maryland against Hanes. “Joinder Agreement” means a joinder agreement in form and substance satisfactory to the Buyer in all respects. Exhibit A- 4 734109631 19632855

“Knights Subject Financing Statement” means the financing statement with file number 2016 2093068 filed by Wells Fargo Bank, National Association with the Secretary of State of the State of Delaware against Knights. “LIBO Rate” means, for any Discount Period, an interest rate per annum equal to the Intercontinental Exchange Benchmark Administration Ltd. (or the successor thereto if it is no longer making such rates available) LIBO Rate (“ICE LIBOR”), as published from time to time by Reuters (currently Reuters LIBOR01 page) (or any other commercially available source providing quotations of ICE LIBOR as designated by the Buyer from time to time) for deposits in Dollars with a term equal to the Discount Period. If such rate is not available at such time for any reason, then the LIBO Rate shall be a rate per annum equal to the average (rounded upwards if necessary to the nearest 1/100th of 1%) of the rates per annum at which deposits in Dollars with a term equal to the Discount Period in a principal amount substantially equal to the applicable Purchase Price are offered to the principal London office of the Buyer by three (3) London banks, reasonably selected by the Buyer in good faith. Notwithstanding the foregoing, (i) if the LIBO Rate shall be less than 0%, such rate shall be deemed 0% for purposes of this Agreement and (ii) if the Discount Period does not correspond to any available rate term, then the LIBO Rate shall be an Interpolated Rate. “Material Adverse Change” means, with respect to any Seller, Servicer or Performance Guarantor, an event or circumstance that results in, or could reasonably be expect to result in, a material adverse change in: (i) the business, assets, operations or financial condition of the Sellers, Servicers and Performance Guarantor, taken as a whole; (ii) the ability of the Sellers, Servicers and Performance Guarantor, taken as a whole, to perform their obligations under this Agreement or any other Transaction Document; (iii) the status, existence, perfection, priority, enforceability or other rights and remedies of the Buyer associated with its interests in the Purchased Receivables or any material portion thereof; or (iv) (a) the validity or enforceability against any Seller, Servicer or the Performance Guarantor of any Transaction Document or any Contract or (b) the validity, enforceability or collectability of a material portion of the Purchased Receivables, including if such event or circumstance would increase the days to pay or Dilution with respect to a material portion of the Purchased Receivables (other than due to the applicable Account Debtor’s financial or credit condition (including, without limitation, the occurrence of an Insolvency Event with respect to the applicable Account Debtor)). “Maximum Outstanding Purchase Amount” means $95,000,000.150,000,000. “Maximum Tenor” means with respect to any Account Debtor, the “Maximum Tenor” specified for such Account Debtor on Schedule II to this Agreement, as such Schedule may be modified or supplemented from time to time, as agreed to in writing by the Sellers and the Buyer in their respective sole and absolute discretion. “MUFG Bank” has the meaning set forth in the preamble hereto. “MUFG Platform” means the Buyer’s communication tool accessible via the internet to enable clients to offer various Receivables for sale to the Buyer and for the loading approval and monitoring of such Receivables on a platform, the terms of use of which are set out in Annex I and are hereby incorporated herein. “Net Invoice Amount” means the amount of the applicable Purchased Receivable shown on the invoice for such Purchased Receivable as the total amount payable by the related Account Debtor (net of any Dilution, discounts, credits or other allowances shown on such invoice and agreed to prior to the Purchase Date). “Non-Payment Report” has the meaning set forth in Section 4(h). “OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury. Exhibit A- 5 734109631 19632855 “Outstanding Purchase Amount” means, as of any time of determination and with respect to a Purchased Receivable, (x) the Net Invoice Amount for such Purchased Receivable, minus (y) the aggregate amount of all Collections with respect to such Purchased Receivable that have been deposited into the Buyer’s Account as of such time. When such term is used without reference to any specific Purchased Receivables, it shall constitute a reference to all Purchased Receivables. “Overdue Payment Rate” means 2% per annum over and above the highest Account Debtor Discount Rate in effect at such time. “PATRIOT Act” has the meaning set forth in Section 13(l). “Performance Guarantor” means Hanes and any other Person that has guaranteed the performance obligations of the Sellers under this Agreement. “Performance Guaranty” means a performance guaranty entered into by any Performance Guarantor in favor of the Buyer. “Person” means an individual, partnership, sole proprietorship, corporation (including a business trust), limited liability company, limited partnership, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof. “Post-Closing Date” means September 17, 2020, or such later date as may be consented to by the Buyer in writing in its sole discretion. “Prime Rate” means, for any day, the rate of interest in effect for such day as publicly announced from time to time by Buyer as its “reference rate” or “prime rate”, as applicable. Such “reference rate” or “prime rate” is set by Buyer based upon various factors, including Buyer’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and is not necessarily the lowest rate charged to any customer. “Proposed Receivables” means, with respect to any Purchase Date, the Receivables proposed by Seller to the Buyer for purchase hereunder and described in a Purchase Request to be purchased on such Purchase Date. “Purchase Date” means each date on which the Buyer purchases Receivables. “Purchase Price” has the meaning set forth in Section 1(e) hereof. “Purchase Request” has the meaning set forth in Section 1(a) hereof. “Purchase Sublimit” means, with respect to each Account Debtor, the dollar amount set forth on Schedule II to this Agreement as the “Purchase Sublimit,” as such Schedule may be modified or supplemented from time to time, as agreed to in writing by the Sellers and the Buyer in their respective sole and absolute discretion. “Purchased Receivables” has the meaning set forth in Section 1(a) hereof. “Receivable” means any right to payment of a monetary obligation, whether or not earned by performance, owed to any Seller or the Buyer (as assignee of Seller) by an Account Debtor, whether constituting an account, instrument, document, contract right, chattel paper, payment intangible or general intangible, in each instance arising in connection with the sale of goods that have been or are to be sold or for services rendered or to be rendered, and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto, together with the Seller’s rights in all Related Security with respect thereto, and with respect to each of the foregoing, all Collections and proceeds thereof. Any such right to payment arising from any one transaction, including any such right to payment represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of any such right to payment arising from any other transaction. Exhibit A- 6 734109631 19632855 probable liabilities of such Person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) such Person is not incurring debts or liabilities beyond its ability to pay such debts and liabilities as they mature and (iv) such Person is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. “Subject Financing Statement” means each of the Hanes Subject Financing Statement and the Knights Subject Financing Statement. “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the Capital Stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. “Transaction Documents” means this Agreement, any Performance Guaranty, each Purchase Request, each Reconciliation Report, each Non-Payment Report, each Dilution Reserve Report and all other documents and agreements to be executed and delivered by any Seller, any Servicer or any Performance Guarantor in connection with any of the foregoing, in each case, as amended, supplemented or otherwise modified from time to time. “UCC” means the Uniform Commercial Code in effect in the State of New York from time to time; provided, if by reason of mandatory provisions of Applicable Law, the perfection, the effect of perfection or non-perfection or the priority of the security interests of the Buyer is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority. B. Other Interpretive Matters. All accounting terms defined directly or by incorporation in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant thereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; (b) terms defined in Article 9 of the UCC and not otherwise defined in such agreement are used as defined in such Article; (c) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (d) the words “hereof,” “herein” and “hereunder” and words of similar import refer to such agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of such agreement (or such certificate or document); (e) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to such agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (f) the term “including” means “including without limitation”; (g) references to any Applicable Law refer to that Applicable Law as amended from time to time and include any successor Applicable Law; (h) references to any agreement refer to that agreement as from time to time amended, restated, extended or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (i) references to any Person include that Person’s permitted successors and assigns; (j) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; (k) unless otherwise provided, in the calculation of time from a specified date to a later specified date, the term “from” means “from and including,” and the terms “to” and “until” each means “to but excluding”; (l) terms in one gender include the parallel terms in the neuter and opposite gender; and (m) the term “or” is not Exhibit A- 8 734109631 19632855 Exhibit B 736993534 19632855 EXHIBIT B DEBTOR SECURED PARTY FILING OFFICE FILE NUMBER FILING DATE Hanesbrands Inc. JPMorgan Chase Bank, N.A, as Collateral Agent Maryland Department of Assets and Taxation 0000000181479184 08/06/2013 Hanesbrands Inc. JPMorgan Chase Bank, N.A., as Collateral Agent Maryland Department of Assets and Taxation 171215-1629002 12/15/2017 Knights Apparel LLC JPMorgan Chase Bank, N.A., as Collateral Agent Secretary of State of Delaware 2015 1532893 04/09/2015 Knights Apparel LLC JPMorgan Chase Bank, N.A., as Collateral Agent Secretary of State of Delaware 2016 0443034 01/22/2016 Knights Apparel LLC JPMorgan Chase Bank, N.A., as Collateral Agent Secretary of State of Delaware 2017 8319370 12/15/2017 GFSI LLC JPMorgan Chase Bank, N.A., as Collateral Agent Secretary of State of Delaware 2010 3819301 11/01/2010 GFSI LLC JPMorgan Chase Bank, N.A., as Collateral Agent Secretary of State of Delaware 2013 3075430 08/06/2013 GFSI LLC JPMorgan Chase Bank, N.A., as Collateral Agent Secretary of State of Delaware 2014 3489671 08/29/2014 GFSI LLC JPMorgan Chase Bank, N.A., as Collateral Agent Secretary of State of Delaware 2016 2820130 05/11/2016 GFSI LLC JPMorgan Chase Bank, N.A., as Collateral Agent Secretary of State of Delaware 2017 8316681 12/15/2017 CC Products LLC JPMorgan Chase Bank, N.A., as Collateral Agent Secretary of State of Delaware 2014 3489572 08/29/2014 CC Products LLC JPMorgan Chase Bank, N.A., as Collateral Agent Secretary of State of Delaware 2016 2821039 05/11/2016 CC Products LLC JPMorgan Chase Bank, N.A., as Collateral Agent Secretary of State of Delaware 2017 8316335 12/15/2017 CC Products LLC JPMorgan Chase Bank, N.A., as Collateral Agent Secretary of State of Delaware 2010 3819186 11/01/2010 Alternative Apparel, Inc. JPMorgan Chase Bank, N.A., as Collateral Agent Secretary of State of Delaware 2017 8315675 12/15/2017 Hanesbrands Inc. -Assignor/SP- HBI Receivables LLC -SP/Assignee PNC Bank, National Association., as Agent Maryland Department of Assessments and Taxation 000000181326115 11/27/2007

Hanesbrands Inc.	-Assignee Secured Party: PNC Bank, National Association, as Agent -Assignor Secured Party/Buyer: HBI Receivables LLC	Maryland Department of Assessments and Taxation	190311-1207002	03/11/2019
Knights Apparel LLC	-SP/Assignee: PNC Bank, National Association, as Agent -Assignor/SP/Buyer: HBI Receivables LLC	Secretary of State of Delaware	2017 1606570	03/10/2017
Knights Apparel LLC	-Assignee Secured Party: PNC Bank, National Association, as Agent -Assignor Secured Party/Buyer: HBI Receivables LLC	Secretary of State of Delaware	2019 1651582	03/08/2019
Debtor/Seller: GFSI, Inc. Additional Debtor/Seller: GFSI LLC	-SP/Assignee: PNC Bank, National Association, as Agent -Assignor/SP/ Buyer: HBI Receivables LLC	Secretary of State of Delaware	2011 0361447	01/31/2011
GFSI LLC	Assignee Secured Party: PNC Bank, National Association, as Agent -Assignor Secured Party/ Buyer: HBI Receivables LLC	Secretary of State of Delaware	2019 1651020	03/08/2019
Debtor/Seller: CC Products, Inc. Additional Debtor/Seller: CC Products LLC	-SP/Assignee: PNC Bank, National Association, as Agent -Assignor/SP/ Buyer: HBI Receivables LLC	Secretary of State of Delaware	2011 0361496	01/31/2011
CC Products LLC	-Assignee Secured Party: PNC Bank, National Association, as	Secretary of State of Delaware	2019 1650873	03/08/2019

736993534 19632855 Amendment No. 1 (MUFG/Hanes)

	Agent -Assignor Secured Party/Buyer: HBI Receivables LLC			
Alternative Apparel, Inc.	-SP/Assignee: PNC Bank, National Association, as Agent -Assignor/SP/ Buyer: HBI Receivables LLC	Secretary of State of Delaware	2018 1653340	03/09/2018
Alternative Apparel, Inc.	-Assignee Secured Party: PNC Bank, National Association, as Agent -Assignor Secured Party/Buyer: HBI Receivables LLC	Secretary of State of Delaware	2019 1650626	03/08/2019

736993534 19632855 Amendment No. 1 (MUFG/Hanes)